UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

NATIONAL PENN BANCSHARES, INC.

(Exact name of Registrant Specified in Charter)

Pennsylvania	000-22537-01	23-2215075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100, Allentown, PA	18101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 10, 2015, National Penn Bancshares, Inc. (“National Penn”) and BB&T Corporation (“BB&T”) entered into a memorandum of understanding with plaintiffs regarding the settlement of a putative consolidated class action captioned In re National Penn Bancshares, Inc. Shareholder Litigation, Lead Case No. 2015-C-2807 (the “Actions”), pending before the Court of Common Pleas of Lehigh County, Pennsylvania (the “Court”).

The Actions relate to the Agreement and Plan of Merger, dated as of August 17, 2015, by and between BB&T and National Penn. Pursuant to the memorandum of understanding, National Penn and BB&T agreed to make available additional information to National Penn shareholders. The additional information is contained in the supplement (the “Supplement”) to the Proxy Statement/Prospectus of BB&T and National Penn, dated October 23, 2015 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 23, 2015 (the “Proxy Statement/Prospectus”) attached as Exhibit 99.1 hereto. The Supplement should be read in conjunction with the Proxy Statement/Prospectus and the documents incorporated by reference therein. After reaching agreement on the substantive terms of the settlement, the parties also agreed that the plaintiffs may apply to the Court for an award of reasonable attorneys’ fees, costs and expenses to be paid by National Penn, its successor in interest and/or its insurer.

National Penn, BB&T, and the other defendants deny all of the allegations made by plaintiffs in the Actions and believe the disclosures in the Proxy Statement/Prospectus are adequate under the law. Nevertheless, National Penn, BB&T, and the other defendants have agreed to settle the Actions in order to avoid the costs, disruption, and distraction of further litigation.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Supplement, dated November 10, 2015 to the Proxy Statement/Prospectus of BB&T Corporation and National Penn Bancshares, Inc., dated October 23, 2015.

Important Additional Information and Where to Find It

BB&T has filed with the SEC a Registration Statement on Form S-4, as amended, that includes a Proxy Statement of National Penn and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. The Registration Statement has been declared effective and the Proxy Statement/Prospectus has been mailed to shareholders of National Penn. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF NATIONAL PENN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and National Penn, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About BB&T” and then under the heading “Investor Relations” and then under “BB&T Corporation’s SEC Filings” or from National Penn at www.nationalpennbancshares.com under the heading “SEC Filings” and then under “Documents.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101, Attention: Shareholder Services, Telephone: (610) 861-3983.

National Penn and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National Penn in connection with the proposed merger. Information about the directors and executive officers of National Penn and their ownership of National Penn common stock is set forth in the proxy statement for National Penn’s 2015 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 18, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date: November 13, 2015	By:	/s/ Scott V. Fainor
		Name:	Scott V. Fainor
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplement, dated November 10, 2015 to the Proxy Statement/Prospectus of BB&T Corporation and National Penn Bancshares, Inc., dated October 23, 2015.

5